                                                                   EXHIBIT 10.21

                               SIXTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                              AND WAIVER AGREEMENT

         THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, made the 13th day of August, 2001 (this "Amendment"), is by WOMEN'S GOLF UNLIMITED, INC., a New Jersey corporation, formerly known as S2 Golf Inc., which is the survivor of a merger with S2 Golf Acquisition Corp., having its principal place of business at 18 Gloria Lane, Fairfield, New Jersey 07004 ("Borrower") and PNC BANK, NATIONAL ASSOCIATION (successor in interest to Midlantic Bank, National Association), a national banking association, having offices at Two Tower Center Boulevard, 8th Floor, East Brunswick, New Jersey 08816 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender and Borrower are engaged in a commercial lending relationship pursuant to a certain Loan and Security Agreement as of December 29, 1994, as amended April 9, 1996, as of December 1, 1997, as of September 23, 1998, as of July 31, 2000, and as of January 3, 2001 (collectively referred to herein as the "Loan Agreement"), pursuant to which Lender has advanced and may in the future advance certain sums of money to Borrower and Borrower has agreed to repay same;

         WHEREAS, Borrower and Lender have negotiated certain amendments to the terms and conditions of their commercial lending relationship, including but not limited to, modifications to the Tangible Net Worth Covenant and the definition of Fixed Charge Coverage;

         WHEREAS, it is both necessary and appropriate to amend certain terms and conditions of the Loan Agreement in order to memorialize the terms of their understandings; and

         WHEREAS, Borrower and Lender wish to set forth the terms and conditions of the amendments to the Loan Agreement by this writing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:



                                    ARTICLE I

                     DEFINITIONS AND AMENDMENT TO DEFINITION


         1.01 PREVIOUSLY DEFINED TERMS. All of the capitalized terms not expressly defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

         1.02 AMENDMENTS TO PREVIOUSLY DEFINED TERMS. The Loan Agreement is hereby amended to delete the definition of Fixed Charge Coverage, in its entirety, and replace it with the following:

                    "Fixed Charge Coverage" shall mean the quotient of (a) the difference between EBITDA and Capital Expenditures; divided by (b) scheduled principal and interest payments due on all outstanding principal indebtedness for money borrowed by Borrower, with the exception of payments due under the promissory note in the approximate amount of One Million Dollars ($1,000,000.00) the balance which is due and payable in full to the sellers in the Lady Fairway transaction during the fiscal year 2001, which quotient is calculated in accordance with GAAP consistently applied from period to period on a Rolling Twelve-Month Basis as of the end of each fiscal quarter."


                                   ARTICLE II

                        AMENDMENTS TO THE LOAN AGREEMENT
                         RELATING TO TANGIBLE NET WORTH


         NEGATIVE COVENANT REGARDING TANGIBLE NET WORTH. Section 6.19 of the Loan Agreement is deleted in its entirety and replaced with the following:

              6.19 TANGIBLE NET WORTH. Commencing with the quarter ending June 30, 2001, cause or permit Tangible Net Worth, as of the time of any determination thereof, to be or become less than One Million Four Hundred Thousand Dollars ($1,400,000.00); the term "Tangible Net Worth" meaning the difference between (a) the sum of (i) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (ii) the amount of Borrower's surplus, whether capital or earned, less (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges (exclusive of deferred taxes), leasehold improvements and other intangible assets, and any write-up of the value of any assets, all determined on a consolidated basis, in accordance with generally accepted accounting principles, applied on a consistent basis.


                                   ARTICLE III

                                WAIVER AGREEMENT


         3.01 Borrower hereby acknowledges that Borrower failed to comply with
Section 6.19 "Tangible Net Worth" of the Loan Agreement. Section 6.19 of the Loan Agreement requires that Borrower's Tangible Net Worth be not less than $2,200,000 at any time from and after Janu-ary 1, 2001. As of March 31, 2001 however, the Borrower's Tangible Net Worth was less than required. This failure to comply constitutes an Event of Default under the Loan Agreement.

         3.02 Borrower has requested that Lender waive the rights and remedies available to it as the result of the existence of the Event of Default enumerated in section 3.01 above.

         3.03 Lender hereby waives the right to exercise the rights and remedies which are available to Lender pursuant to the Loan Agreement, at law and in equity as a result of the existence of the Events of Default enumerated in section 3.01 above. This waiver is specific to the Event of Default described in section 3.01 above. This waiver is not intended and shall not be deemed to extend to any other Event of Default whether known or unknown which may presently exist under the Loan Agreement or which may occur hereafter.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in entering into this Amendment, that the following statements are true and accurate:

         4.01 AFFIRMATION OF REPRESENTATIONS. All of the representations and warranties contained in Section 4 of the Loan Agreement are, immediately after the execution and delivery of this Amendment, true and accurate as of the date hereof with the same force and effect as though such representations and warranties had been more fully set forth herein and made on the date hereof.

         4.02 DUE AUTHORIZATION: NO DEFAULT.

              (a) The execution, delivery and performance by Borrower of this Amendment are within Borrower's powers, have been duly authorized by all necessary action on the part of the Borrower and (i) do not and will not (A) require any consent or approval of the stockholders of the Borrower, or (B) constitute or result in a breach of, or default under (with due notice or passage of time or both) any agreement, undertaking, or instrument to which Borrower is a party or by which it may be affected, or (C) result in the creation or imposition of any lien or restriction on any assets of Borrower, other than liens in favor of Lender, and (ii) are not and will not be prevented or limited by, or violate, conflict with or breach either Borrower's Certificate of Incorporation or By-laws, or any applicable law or regulations, or any judgment, order, award or decree of any judicial body or other governmental authority or arbitrator applicable to Borrower or any of Borrower's assets.

              (b) This Amendment upon its delivery will have been duly executed and delivered by the Borrower and the Loan Agreement, as amended by this Amendment, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms and provisions except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally.

         4.03 NO GOVERNMENTAL CONSENT NECESSARY. No authorization, approval or other action by, and no notice to or filing with, any Person or governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment or any of the Relevant Documents.

         4.04 PROCEEDINGS. There is no claim, action, suit, proceeding, inquiry, hearing or investigation pending or (to the knowledge of Borrower) threatened against Borrower or any of its assets, in any court of law or equity, or before or by any federal, state or local governmental authority or before any arbitrator. There are no unsatisfied judgments or awards against Borrower or any of its assets.

         4.05 BROKERAGE COMMISSIONS. No Person is entitled to receive from Borrower any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Amendment. No brokerage or other fee, commission or compensation is to be paid by Lender by reason of any act, alleged act or omission of Borrower with respect to the transactions contemplated hereby.

         4.06 NO DEFENSES TO PAYMENT. Borrower has no defenses to the repayment of the Obligations and has no claims or rights of set-off against Lender in connection with the Obligations.


                                    ARTICLE V

                                  MISCELLANEOUS


         5.01 ENTIRE AGREEMENT; AMENDMENTS; LENDER'S CONSENT. This Amendment supersedes, with respect to its subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether expressed or implied, oral or written. No amendment or waiver of any provision of this Amendment, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         5.02 GENDER. Throughout this Amendment, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Amendment indicates otherwise.

         5.03 BINDING EFFECT; GOVERNING LAW. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Amendment and the other documents delivered in connection with this Amendment shall be governed by, and construed in accordance with, the laws (both substantive and procedural, and without reference to conflicts of laws) of the State of New Jersey.

         5.04 SEVERABILITY OF PROVISIONS. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.05 HEADINGS. The headings preceding the text of this Amendment are inserted solely for convenience of reference and shall not constitute a part of this Amendment nor affect its meaning, construction or effect.

         5.06 LOAN AGREEMENT; FULL FORCE AND EFFECT. Except, and solely to the extent, that the same has been specifically modified, amended or supplemented herein, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

         5.07 NO WAIVER OF DEFAULT. Borrower hereby acknowledges and agrees that the execution, delivery and performance of this Amendment by Lender is not intended, and shall not be deemed, to be a waiver or release of any Event of Default as defined under the Loan Agreement, and that Lender reserves all of its rights and remedies to which it may be entitled, whether an Event of Default occurred at, before or after the date of this Amendment.

         5.08 WAIVER OF TRIAL BY JURY. TO THE FULL EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO THE LOAN AGREEMENT OR THE RELEVANT DOCUMENTS.

         5.09 CONFLICTS WITH LOAN AGREEMENT. If any term, condition or provision of this Amendment is inconsistent or conflicts with any term, condition or provision of the Loan Agreement, the term, condition or provision of this Amendment shall govern to the extent of such inconsistency or conflict.

         5.10 CONDITIONS PRECEDENT. The effectiveness and enforceability of this Amendment are conditioned on the consummation of the following conditions precedent:

         (i) The execution by Borrower, and delivery to Lender, of this Amendment and such other documents as Lender shall deem to be required, necessary or desirable in its reasonable judgment;

         (ii) Receipt by Lender of such other documents, reports and evidence as Lender shall require in its sole and absolute discretion.

         (iii) Payment by Borrower of all fees and expenses incurred by Lender's counsel in the preparation and closing of this Amendment.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by duly authorized corporate officers and sealed with their seal the day and year first above written.

                                        WOMEN'S GOLF UNLIMITED, INC.


                                        By: /s/ Douglas A. Buffington
                                        Name:  DOUGLAS A. BUFFINGTON
                                        Title:    President


                                        PNC BANK, NATIONAL ASSOCIATION



                                        By: /s/ Manuel R. Borges
                                        Name:  Manuel R. Borges
                                        Title:    Assistant Vice President

STATE OF              :
                      : SS.
COUNTY OF             :


        On the ______ day of August, 2001, before me personally came DOUGLAS A. BUFFINGTON, who, being duly sworn by me, stated that he is the President of WOMEN'S GOLF UNLIMITED, INC., a New Jersey corporation, and that he, as the said President, and with the authority of the board of directors of said corporation, executed the instrument set forth above on behalf of said corporation as its voluntary act and deed.


                                ------------------------------
                                Name:

                                Notary Public of the State of
                                                              ----------
                                My commission expires:
                                                       -----------------